EXHIBIT 10.1

WEBSITE CONTENT

COSMOS HOLDINGS INC

OUR VISION

1.	Building a Global network of companies that will:

•	Share the experience and know-how.

•	Benefit from business synergies.

•	Implement innovative technologies and strategies.

2.	Grow the awareness of differentiation between the different parts of the Globe.

3.	Allow the world to get to know and adopt the USA way of corporate governance and transparency in corporate matters.

4.	To build a global business network that will allow us to be able to offer the products and services of our prospective subsidiaries internationally.

OUR STRATEGY

Cosmos future strategy as currently contemplated is to conduct acquisitions globally under the following general principles:

•	We plan to acquire only controlling/operating majority stakes in companies (80% or more in most cases).

•	We plan on acquiring businesses that will benefit of our shareholders, our customers, and our employees.

•	We have a long term vision, and will conduct acquisitions with the next 30 years in mind.

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We currently plan on acquiring companies whose products and/or services may be considered an integral/significant part of the country that our potential acquisition is located in. Examples of such products are: cheese, being a major or significant product in the Greek economy, or meat, a major or significant product in the Argentinian economy.

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In most cases we plan to keep the existing management team of each company. In all cases we plan to restructure the internal audit and financial department so that we can produce financial statement required for quarterly and annual SEC filings on a timely basis.

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We believe in innovation in all aspects of our company. Cosmos’s current intent is whenever possible to take advantage of various innovation opportunities when and where the benefit for the shareholders meets the criteria set forth above.

SECTORS OF INTEREST

•	Insurance and other financial sectors.

•	Health – Medicine – Care.

•	Dairy – food - water.

•	Green technologies – Carbon Credits

•	Cargo shipping

•	Hi tech – Innovative technologies .

HOW WE DO IT

•	We work hard.

•	We intend to evaluate many more businesses than those which we choose to acquire.

•	We are very strict with our principles – and expect others we deal with to accept and respect that.

•	People we work with must love what we do.

•	We believe in our vision.

•	We understand that nothing is simple to achieve.

Guiding Principles

OBJECTIVES:

•	We will be working day and night to bring results to the shareholders.

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We plan to achieve our vision and strategy by running COSMOS and its subsidiaries for the long term benefit of our shareholders, our customers and our employees. Short-term profits are OK, but our focus is long term and sustaining profits for the next 30 years.

•	We will grow by strengthening all our subsidiaries, and also by incorporating and acquiring new companies, all for the best interest of our shareholders.

•	We provide complete information on our business, quarterly and annually to our shareholders as we are required to do as an SEC Reporting Company.

VALUES:

•	Honesty and integrity is a top priority for Cosmos. We will never compromise our ethics and values.

•	We are performance and results oriented.

•	We love working as a team. Open communication, cooperation, and sharing of knowledge between Cosmos and its subsidiaries are an essential requirement at Cosmos.

•	We are always in search of opportunities, but we stress downside protection and seek ways that minimize capital loss.